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                                                                    Exhibit 3(2)

                                     BYLAWS
                                       OF
                           CANARGO ENERGY CORPORATION
                             A DELAWARE CORPORATION
                        (As Amended Through May 3, 1999)

                                    ARTICLE I

                                  STOCKHOLDERS

               Section 1. Place of Meetings. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors or stated in the notice of the meeting.

               Section 2. Annual Meeting. Annual meetings of stockholders shall be as designated from time to time by the board of directors (which shall be in the case of the first annual meeting not more than thirteen (13) months after the organization of the corporation and in the case of all other annual meetings, no more than thirteen (13) months after the date of the prior annual meeting) and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

               Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

               Section 4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

               Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, the president or the secretary and shall be called by the chairman of the board, the president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning 25% or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

               Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.



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               Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 8. Voting and Proxies. When a quorum is present at any meeting, except with respect to the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes cast. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote may vote in person or by a proxy granted in accordance with Delaware law, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

               Section 9. Conduct of Meeting. At every meeting of stockholders, the chairman of the board of directors, or, if a chairman has not been appointed or is absent, the president, or, if the president is absent, the most senior vice president present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The secretary, or, in his absence, the person appointed by the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

               Section 10. Inspectors of Election. In advance of any meeting of stockholders, the board of directors, or if they do not do so, the chairman of the meeting, shall appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

               The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.



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               This Section 10 shall not apply to the corporation if it does not have a class of voting stock that is: (1) listed on a national securities exchange; (2) authorized for quotation on an inter-dealer quotation system of a registered national securities association; or (3) held of record by more than 2,000 stockholders.

               Section 11. Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

               Section 1. Number and Term of Office. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than nine (9) until changed by amendment to the certificate of incorporation or by a bylaw amending this Section duly adopted by the stockholders entitled to vote or by the board of directors. The exact number of directors shall be fixed from time to time, within the limits specified herein or in the certificate of incorporation, by a bylaw or amendment thereof duly adopted by the stockholders or the board of directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation is fixed at five
(5). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

               Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. A vacancy in the board of directors shall be deemed to exist under this Section in the case of the death, resignation or removal of any director and no decrease in the number of directors shall shorten the term of any incumbent director.

               Section 3. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

               Section 4. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

               Section 5. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by one-third of the directors then in office (rounded up to the nearest whole number) or by the chairman of the board, the president or the secretary. Notice of the time and place of special meetings shall be given orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least forty-eight (48) hours before the date and time of the


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meeting; or if in writing to each director by first class mail, charges prepaid, at least five (5) days, or by air courier, charges prepaid, at least three (3) days, before the date of the meeting. A notice need not specify the purpose of any regular or special meeting of the board of directors.

               Section 6. Quorum. At all meetings of the board a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a. majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               Section 7. Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

               Section 8. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               Section 9. Committees of the Board of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

               Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

               Section 10. Compensation Of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of



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directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or serving on such committees.

               Section 11. Removal Of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE III

                                     NOTICES


               Section 1. Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in the manner set forth in Section 5 of Article 11 of these bylaws.

               Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IV

                                    OFFICERS

               Section 1. General. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (who must be a director), a President, a Chief Executive Officer, a Chief Financial Officer, and a Secretary. The Board of Directors, in its discretion, may also choose a Vice Chairman of the Board of Directors (who must be a director), one or more Vice Presidents, a Treasurer and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the corporation need not be stockholders of the corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the corporation.

               Section 2. Election. The Board of Directors shall elect the officers of the corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be removed at any time by the Board of Directors. Any vacancy occurring or existing in any office of the corporation may be filled by the Board of Directors. The salaries of all executive officers of the corporation shall be fixed by the Board of Directors or a duly constituted committee of the Board of Directors to which such authority is delegated.

               Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the



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Board of Directors shall have such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors.

               Section 4. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors.

               Section 5. Chief Executive Officer. The Chief Executive Officer of the corporation shall have general supervision, direction and control of the business and affairs of the corporation. The Chief Executive Officer shall have such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors. Except as otherwise provided in these Bylaws or as delegated by the Chief Executive Officer, all other officers of the corporation shall report to the Chief Executive Officer.

               Section 6. President. The President shall be the Chief Operating Officer of the corporation and, as such, shall have the general powers and duties of management associated with the day-to-day operations of the corporation and shall have such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors or the Chief Executive Officer, if the President is not then serving as such.

               Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. Any Vice President may be designated by the Board as an Executive Vice President, Senior Vice President, Assistant Vice President or any other classification of Vice President.

               Section 8. Chief Financial Officer. The Chief Financial Officer shall have the general powers and duties of management associated with the general supervision, direction and control of the financial affairs of the corporation, including financial planning and budgeting and accounting for the conduct of the corporation's operations, and such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Treasurer, the Chief Financial Officer shall perform the duties of the Treasurer.

               Section 9. Secretary. The Secretary shall keep minutes of all meetings of the Board of Directors, committees of the Board of Directors and stockholders of the corporation and any action taken by the Board of Directors or stockholders other than in a meeting. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall have such other powers and duties as may be assigned to him or her or prescribed for such office by the Board of Directors or the Chief Executive Officer. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then the Board of Directors or the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the corporation, and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

               Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall



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disburse the funds of the corporation as may be ordered by the Board of
Directors or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Financial Officer and the Board of Directors, when requested, an accounting of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall have such other powers and duties as may be assigned to him or her or prescribed for such office from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall report to the Chief Executive Officer and to the Chief Financial Officer.

               Section 11. Other Officers. The Board of Directors may designate such other offices and elect such other officers and prescribe for such offices and assign to such officers such powers and duties as the Board of Directors may from time to time deem appropriate. The Chief Executive Officer may also assign to such officers such powers and duties as the Chief Executive Officer deems appropriate. The Board of Directors may delegate to the Chief Executive Officer of the corporation the power to choose and to prescribe the respective powers and duties of other officers who are not executive officers of the corporation, such as Assistant Secretaries and Assistant Treasurers.

                                    ARTICLE V

                                      STOCK


               Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board, the chief executive officer, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

               Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified. Upon the declaration of any dividend upon fully paid shares, the corporation shall declare a dividend on partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

               If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

               Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.



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               Section 3. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of this Article V, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

               Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

               Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the board of directors may establish.

               Section 6. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS


               Section 1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection therewith. The corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the corporation. The corporation may provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification and advancement of expenses provided in this Article.

               Section 2. Payment of Expenses. The corporation shall pay the expenses incurred by a director or officer of the corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.



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               Section 3. Right to Bring Suit. If a claim for indemnification or payment of expenses under this Article by a director or officer of the corporation is not paid in full within 30 days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               Section 4. Rights Not Exclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The corporation shall have the authority to enter into such agreements as the board of directors deems appropriate for the indemnification of present or future directors, officers, employees and agents of the corporation in connection with their service to the corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, to which such person is providing services at the request of the corporation.

               Section 5. Effect or Modification. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

               Section 6. Successors. The rights conferred on any person by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of such person's heirs, executors and administrators.

               Section 7. Definition of Corporation. For purposes of this Article, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTI CLE VII

                                   AMENDMENTS


               These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or, if provided in the certificate of incorporation, by the board of directors. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.


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